Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Randgold Resources Limited of our report dated June 21, 2007 relating to the financial statements of Société de Mines de Morila SA, which appears in its annual report on Form 20-F for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on June 25, 2007.

/s/ PRICEWATERHOUSECOOPERS INC.
PRICEWATERHOUSECOOPERS INC.

Chartered Accountants (SA)
Registered Accountants and Auditors
Johannesburg, South Africa
July 31, 2007